UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 31, 2017
Date of Report (Date of earliest event reported):
KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34460	13-3818604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
4820 Eastgate Mall, Suite 200
San Diego, CA 92121
(Address of Principal Executive Offices) (Zip Code)

(858) 812-7300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On May 31, 2017, Real Time Logic, Inc. (“RT Logic”), a wholly owned subsidiary of Kratos Defense & Security Solutions, Inc. (the “Company”), entered into two lease agreements with STORE Capital Acquisitions, LLC (“Landlord”) for office space consisting of approximately 61,000 square feet in an existing building (“Existing Building”) and 91,000 square feet in a new building that is to be constructed (“New Building”) in Colorado Springs, Colorado.  RT Logic currently occupies the Existing Building and two other locations in Colorado Springs.  The lease agreements for the Existing Building and the New Building are intended to consolidate RT Logic’s facilities into one location and accommodate estimated growth.

The initial lease term for the Existing Building is from May 31, 2017 to May 31, 2032. Upon completion of the New Building, the lease for the New Building will terminate and the lease for the Existing Building will be amended and restated to cover the New Building and the Existing Building. The lease term for such amended and restated lease will be fifteen years from the rent commencement date of the New Building. The lease agreements can be extended for two terms of five years each.

The annual base rent for the Existing Building will be approximately $994,800, with an annual escalation of the lesser of 2% or the consumer price index, and such base rent will be adjusted at a later time based on building improvements funded by the Landlord. The annual base rent for the New Building will depend on the Landlord’s construction costs for the New Building, but the initial annual base rent for the New Building should not exceed approximately $1.9 million. In addition to the base rent, RT Logic will pay for taxes, utilities insurance, and maintenance expenses for the New Building and the Existing Building. The lease agreements include standard contract terms and conditions, including without limitation, provisions relating to insurance, indemnity, casualty, defaults and assignment and subletting. The Company is a guarantor for RT Logic’s obligations under the lease agreements.

The foregoing description of the lease agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the lease agreements, copies of which will be filed with the Securities and Exchange Commission as exhibits to the Company's Quarterly Report on Form 10-Q for the quarter ending June 25, 2017.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 31, 2017, the Company held its annual meeting of stockholders (the “Annual Meeting”). As of the record date for the Annual Meeting, there were 86,446,084 shares of the Company’s common stock outstanding. At the Annual Meeting, the holders of 76,642,687 shares were represented in person or by proxy. Set forth below is a brief description of each matter acted upon by the stockholders of the Company at the Annual Meeting and the final voting results for each such proposal. These proposals are set out in more detail in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on April 14, 2017.

1. The stockholders considered a proposal to elect each of the individuals named below as directors to serve until the next annual meeting or until their successors are duly elected and qualified. The nominees for election to the Board of Directors were elected, each to serve until the next annual meeting, based upon the following votes:

Nominee	For	Withheld	Broker Non-Votes
Scott Anderson	55,072,594	932,177	20,637,916
Bandel Carano	54,681,213	1,323,558	20,637,916
Eric DeMarco	55,077,507	927,264	20,637,916
William Hoglund	54,690,458	1,314,313	20,637,916
Scot Jarvis	54,676,785	1,327,986	20,637,916
Jane Judd	55,102,972	901,799	20,637,916
Samuel Liberatore	55,042,137	962,634	20,637,916
Amy Zegart	55,042,253	962,518	20,637,916

2. The stockholders considered a proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. This proposal was approved based upon the following votes:

For	75,913,335
Against	613,749
Abstain	115,603

3. The stockholders considered a proposal to approve an amendment to the Company’s 1999 Employee Stock Purchase Plan to increase the aggregate number of shares that may be issued under the plan by 3,000,000 shares. This proposal was approved based upon the following votes:

Votes For	54,500,020
Votes Against	1,406,424
Abstentions	98,327
Broker Non-Votes	20,637,916

4. The stockholders considered a proposal to approve an amendment to the Company’s 2014 Equity Incentive Plan to increase the aggregate number of shares that may be issued under the plan by 2,500,000 shares. This proposal was approved based upon the following votes:

Votes For	53,990,957
Votes Against	1,897,763
Abstentions	116,051
Broker Non-Votes	20,637,916

5. The stockholders considered a proposal to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as presented in the Company’s 2017 Proxy Statement. This proposal was approved based upon the following votes:

For	48,509,364
Against	4,007,125
Abstain	3,488,282
Broker Non-Votes	20,637,916

6. The stockholders were asked to vote, on an advisory (non-binding) basis, on the frequency of the stockholder advisory vote on the compensation of the Company’s named executive officers. Based upon the following votes, the stockholders selected, on an advisory (non-binding) basis, one year as the frequency with which the stockholders should be provided with future advisory votes on the compensation of the Company’s named executive officers:

One-Year Frequency Vote	37,971,390
Two-Year Frequency Vote	477,701
Three-Year Frequency Vote	17,456,242
Abstentions	99,438

Based on these results, and consistent with the Company’s recommendation, the Company’s Board of Directors has adopted a policy to hold an advisory vote on the compensation of the Company’s named executive officers on an annual basis (i.e., every year), until the next required advisory vote on the frequency of stockholder votes on the compensation of the Company's named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2017

Kratos Defense & Security Solutions, Inc.

By: /s/ Marie Mendoza
Marie Mendoza
Vice President, General Counsel & Secretary